Exhibit 99.1

Contacts:	W. Benjamin Moreland, CFO
Jay Brown, Treasurer
Crown Castle International Corp.
FOR IMMEDIATE RELEASE	713-570-3000

CROWN CASTLE INTERNATIONAL COMPLETES $1.55

BILLION SENIOR SECURED TOWER REVENUE NOTES

OFFERING

NOVEMBER 30, 2006 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE: CCI) announced today that it has completed the sale of its previously announced offering of $1.55 billion of Senior Secured Tower Revenue Notes, Series 2006-1 (“Offered Notes”). The Offered Notes were issued by certain of its indirect subsidiaries (collectively, “Borrowers”) in a private transaction as additional debt securities under the existing Indenture dated as of June 1, 2005, pursuant to which the Senior Secured Tower Revenue Notes, Series 2005-1 were issued. The Offered Notes consist of seven classes of notes, five of which are rated investment grade. The weighted average interest rate on the various classes of Offered Notes is approximately 5.71%. Further, all of the Offered Notes have an expected life of five years with a final maturity of November 2036.

Crown Castle used approximately $1.0 billion of the net proceeds received from this offering to repay the outstanding term loan under the Crown Castle Operating Company credit facility. Crown Castle expects to use the remaining net proceeds received from this offering to pay the expected cash portion of the consideration of the planned acquisition of Global Signal Inc. or, in the event the acquisition of Global Signal Inc. is not consummated, for general corporate purposes.

The Borrowers’ obligation to make interest payments under the Offered Notes is entirely on a fixed interest rate basis. The Offered Notes are comprised of seven classes, including $623.5 million of Class A notes, receiving the highest investment grade rating of Aaa/AAA by Moody’s Investor Services and Fitch Ratings, respectively. The Class A notes include $453.5

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million of a fixed rate class and $170.0 million of a floating rate class (floating rate payments will be paid by a third party pursuant to a swap arrangement between the indenture trustee and such third party in exchange for a fixed rate payment by the Borrowers).

Crown Castle International Corp. engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers. Crown Castle offers significant wireless communications coverage to 76 of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 11,500 and over 1,300 wireless communication sites in the US and Australia, respectively. On October 6, 2006, Crown Castle announced it had entered into a definitive agreement to acquire Global Signal Inc. (NYSE: GSL). Global Signal owns, leases or manages approximately 11,000 towers and other wireless communications sites. For more information on Crown Castle, please visit www.crowncastle.com.

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on Crown Castle management’s current expectations. Such statements include, but are not limited to, plans, projections and estimates regarding (i) the expected life and maturity of the Offered Notes and (ii) the use of proceeds from the Offered Notes, including in connection with the planned acquisition of Global Signal Inc. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect Crown Castle’s results is included in our filings with the Securities and Exchange Commission (“SEC”).

Additional Information and Where to Find It

In connection with the contemplated Crown Castle and Global Signal merger (“Proposed Transaction”), Crown Castle has filed with the SEC a Registration Statement on Form S-4 containing a definitive Joint Proxy Statement/Prospectus. INVESTORS AND SECURITY HOLDERS OF CROWN CASTLE AND GLOBAL SIGNAL ARE URGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS THAT IS A PART OF THE REGISTRATION STATEMENT, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT CROWN CASTLE, GLOBAL SIGNAL, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders of Crown Castle and Global Signal are able to obtain copies of the Registration Statement and the definitive Joint Proxy Statement/Prospectus as well as other filings with the SEC incorporated by reference into such documents, containing information about Crown Castle and Global Signal, without charge, at the SEC’s website at www.sec.gov. These documents may also be obtained for free from Crown Castle by directing a request to Crown Castle International Corp., Investor Relations, 510 Bering Drive, Suite 600, Houston, Texas 77057 or for free from Global Signal by directing a request to Global Signal Inc. at 301 North Cattlemen Road, Suite 300, Sarasota, Florida 34232-6427, Attention: Secretary.

Participants in the Solicitation

Crown Castle, Global Signal and their respective directors and executive officers and other members of management may be deemed to be participants in the solicitation of proxies from the security holders of Crown Castle or Global Signal in connection with the Proposed Transaction. Information regarding Crown Castle’s directors and executive

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officers is available in Crown Castle’s Annual Report on Form 10-K for the year ended December 31, 2005, and the proxy statement, dated April 11, 2006, for its 2006 annual meeting of stockholders, which are filed with the SEC. Information regarding Global Signal’s directors and executive officers is available in Global Signal’s Annual Report on Form 10-K for the year ended December 31, 2005 and the proxy statement, dated April 12, 2006, for its 2006 annual meeting of stockholders, which are filed with the SEC. Additional information regarding the interests of such directors and executive officers is included in the Registration Statement containing the definitive Joint Proxy Statement/Prospectus filed with the SEC.